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EXHIBIT 10.3

                                                        ALLEGHENY TECHNOLOGIES
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                            FEE CONTINUATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (AS AMENDED AND RESTATED)


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                FEE CONTINUATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.  Purpose

The purpose of this Fee Continuation Plan for Non-Employee Directors (the "Plan") of Allegheny Technologies Incorporated formerly known as Allegheny Teledyne Incorporated (the "Company") is to provide for fee continuation payments for any non-employee Director of the Company, including a retired officer or employee of the Company, who meets the eligibility requirements set forth herein.

The Plan was originally adopted by the Board of Directors of Allegheny Ludlum Corporation ("ALC") effective January 1, 1990, and prior to the combination of the businesses of ALC and Teledyne, Inc., and amended and restated, effective January 1, 1997 (the "1997 Amendment"). The Plan as in effect prior to the 1997 Amendment shall apply only to eligible non-employee Directors who retired prior to January 1, 1997. The Company desires to amend and restate the Plan, effective December 31, 2004. The Plan as in effect prior to this amendment and restatement shall apply only as to eligible non-employee Directors who retired on or after January 1, 1997 and prior to December 31, 2004.

2.  Administration

The Plan shall be administered by the Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary of the Company who shall have authority to adopt rules and regulations from time to time for carrying out the Plan and to interpret, construe, and administer its provisions. The decisions of the Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary shall be final and binding upon all parties.



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3.  Eligibility; Years of Service

A. Each person who is a non-employee member of the Board of Directors of the Company on or before December 31, 2004 is a Participant in the Plan beginning as of the date such person commences service as a non-employee Director.

B. For the purposes of this Plan, "Years of Service" shall be the number of years, whether or not consecutive, of the Participant's service as a non-employee Director as of December 31, 2004, up to a maximum of ten (10) years. A Participant who was a Director on January 1, 1997 shall receive credit for all periods of service as a Director of ALC or Teledyne, Inc. prior to August 15, 1996.

4.  Cash Payments

Fee continuation payments shall be payable in cash to a Participant beginning the calendar quarter after the termination of service as a Director or, if applicable, to a Participant's spouse or other designated beneficiary or estate beginning the calendar quarter after the termination of service as a Director, and shall continue at the rate of one year of benefit for each Year of Service. For Participants who terminate their service as a Director on or after December 31, 2004, the annual benefit amount shall be $28,000.

5.  Disqualification

An individual shall be disqualified from participating in this Plan at any time if he or she takes any action that is deemed to be contrary to the best interest of the Company.



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6. Termination of Plan

No further benefits shall accrue or become payable to any Participant or any other former, current or future member of the Board of Directors under this Plan on or after December 31, 2004.

7.  Miscellaneous

This Plan shall not be construed as conferring any rights upon any Director to continue as a Director for any period of time, or at any particular rate of compensation.

The right to receive fee continuation payments shall be a claim against the general assets of the Company as an unsecured general creditor. The Company may, in its absolute discretion, establish one or more trusts or reserves which may be funded, by reference to the Company's fee continuation payment obligations hereunder or otherwise.

The right to fee continuation payments under this Plan shall not be assigned, anticipated, alienated, sold, transferred, pledged, or encumbered in any manner.

This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.




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